Pilgrim’s Pride Reports Operating Income of $189 Million with a Margin of 9.6% for the First Quarter of 2016

GREELEY, Colo., April 27, 2016 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2016 financial results.

First Quarter Highlights

•	Net Sales of $1.96 billion.

•	Net Income of $118.4 million, GAAP EPS of $0.46.

•	EBIT margins of 10.5% in U.S. and 4.8% in Mexico operations, respectively.

•	Adjusted EBITDA of $233.5 million (or an 11.9% margin).

•	Free Cash Flow of $141.3 million.

•	Conversion of a production facility to USDA-certified organic chicken, enhancing PPC leadership in emerging consumer trends and leveraging partnerships with key customers to support their growth.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015	Change
Net Sales	$1,962.9	$2,052.9	-4.3%
GAAP EPS	$0.46	$0.79	-42%
Operating Income	$188.8	$327.6	-42.4%
Adjusted EBITDA (1)	$233.5	$363.5	-35.8%
Adjusted EBITDA Margin	11.9%	17.8%	-5.9pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“Our U.S. and Mexican businesses improved sequentially in Q1 following a challenging Q4, putting us in a strong position for Q2. While market conditions contributed to the improvement, our well-balanced portfolio played a key factor in delivering the improved Q1 performance since we were able to leverage the strength in specific market segments while minimizing the impact of the others,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“Leveraging our leadership in the ABF market and our partnership with Key customers, we are excited to announce that we have begun work on converting one of our facilities to produce USDA-certified organic chicken. We are committed to deploy valuable resources, when necessary, to accelerate our growth by offering creative solutions to fulfill emerging consumer demand preference trends for more natural products such as ABF and organic chicken. We continue to believe our portfolio strategy, combined with our approach of being a valued partner with key customers and pursuing operational excellence while strategically growing value-added exports, will allow us to deliver less volatility and higher earnings to our shareholders over time.”

“In Mexico, we continue to see improvements in market conditions year to date, and we are on target in integrating the new assets and realizing announced synergies. We will continue to seek new opportunities to position us to be a much stronger player in all geographies, meet future demand growth in the region, and give us the best portfolio to serve the Mexican consumers.”

“Within Prepared Foods, our vision of sustainable growth remains intact. With the well-regarded Pierce brand playing a central role and the addition of a new fully-cooked line at our Moorefield, WV complex scheduled for completion late this year, we are on track to expand margins and increase our footprint to new accounts where we did not have prior presence.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 28, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc160428

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (866) 777-2509 within the US, or +1 (412) 317-5413, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through July 28, 2016.

About Pilgrim’s Pride

Pilgrim’s employs approximately 37,900 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause

Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 27, 2016	December 27, 2015
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$574,888	$439,638
Trade accounts and other receivables, less allowance for doubtful accounts	347,401	348,994
Account receivable from related parties	6,155	2,668
Inventories	778,528	801,357
Income taxes receivable	24,105	71,410
Prepaid expenses and other current assets	76,210	75,602
Assets held for sale	6,555	6,555
Total current assets	1,813,842	1,746,224
Other long-lived assets	15,982	15,672
Identified intangible assets, net	44,458	47,453
Goodwill	161,578	156,565
Property, plant and equipment, net	1,350,890	1,352,529
Total assets	$3,386,750	$3,318,443

Notes payable to banks	$21,577	$28,726
Accounts payable	471,952	482,954
Account payable to related parties	1,654	7,000
Accrued expenses and other current liabilities	279,249	314,966
Income taxes payable	20,810	13,228
Current maturities of long-term debt	88	86
Total current liabilities	795,330	846,960
Long-term debt, less current maturities	986,400	985,509
Deferred tax liabilities	132,755	131,882
Other long-term liabilities	101,076	92,282
Total liabilities	2,015,561	2,056,633
Common stock	2,597	2,597
Treasury stock	(101,890)	(99,233)
Additional paid-in capital	1,676,554	1,675,674
Retained earnings (accumulated deficit)	(142,881)	(261,252)
Accumulated other comprehensive loss	(65,785)	(58,930)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,368,595	1,258,856
Noncontrolling interest	2,594	2,954
Total stockholders’ equity	1,371,189	1,261,810
Total liabilities and stockholders’ equity	$3,386,750	$3,318,443

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(In thousands, except per share data)
Net sales	$1,962,937	$2,052,919
Cost of sales	1,725,375	1,675,799
Gross profit	237,562	377,120
Selling, general and administrative expense	48,788	49,507
Operating income	188,774	327,613
Interest expense, net of capitalized interest	12,033	4,855
Interest income	(693)	(1,490)
Foreign currency transaction loss (gain)	(235)	8,974
Miscellaneous, net	(2,946)	(413)
Income before income taxes	180,615	315,687
Income tax expense	62,604	111,494
Net income	118,011	204,193
Less: Net income (loss) attributable to noncontrolling interests	(360)	(22)
Net income attributable to Pilgrim’s Pride Corporation	$118,371	$204,215

Weighted average shares of common stock outstanding:
Basic	254,807	259,653
Effect of dilutive common stock equivalents	340	276
Diluted	255,147	259,929

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.46	$0.79
Diluted	$0.46	$0.79

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$118,011	$204,193
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	42,391	36,152
Foreign currency transaction losses	—	12,074
Loss (gain) on property disposals	(129)	(881)
Share-based compensation	880	797
Deferred income tax benefit	(215)	(2,408)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(1,894)	13,289
Inventories	22,829	(2,313)
Prepaid expenses and other current assets	(608)	9,294
Accounts payable, accrued expenses and other current liabilities	(55,990)	(28,702)
Income taxes	55,261	50,639
Long-term pension and other postretirement obligations	(2,311)	1,617
Other operating assets and liabilities	(362)	2,335
Cash provided by operating activities	177,863	296,086
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(37,074)	(32,591)
Proceeds from property disposals	610	867
Cash provided by (used in) investing activities	(36,464)	(31,724)
Cash flows from financing activities:
Proceeds from note payable to bank	8,885	—
Payments on note payable to bank	(16,034)	—
Proceeds from revolving line of credit	—	1,680,000
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(21)	(533,669)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	3,691	—
Tax benefit related to share-based compensation	—	7,834
Payment of capitalized loan costs	(13)	(8,862)
Purchase of treasury stock	(2,657)	—
Cash dividends	—	(1,498,470)
Cash used in financing activities	(6,149)	(353,167)
Effect of exchange rate changes on cash and cash equivalents	—	(9,301)
Increase (decrease) in cash and cash equivalents	135,250	(98,106)
Cash and cash equivalents, beginning of period	439,638	576,143
Cash and cash equivalents, end of period	$574,888	$478,037

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(In thousands)
Net income	$118,011	$204,193
Add:
Interest expense, net	11,340	3,365
Income tax expense (benefit)	62,604	111,494
Depreciation and amortization	42,391	36,152
Minus:
Amortization of capitalized financing costs	928	725
EBITDA	233,418	354,479
Add:
Foreign currency transaction losses (gains)	(235)	8,974
Restructuring charges	—	—
Minus:
Net income (loss) attributable to noncontrolling interest	(360)	(22)
Adjusted EBITDA	$233,543	$363,475

The summary unaudited consolidated income statement data for the twelve months ended March 27, 2016 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 29, 2015 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2015 and (2) the applicable audited consolidated income statement data for the three months ended March 27, 2016.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	June 28, 2015	September 27, 2015	December 27, 2015	March 27, 2016	March 27, 2016
	(In thousands)
Net income	$241,624	$137,095	$63,050	$118,011	$559,780
Add:
Interest expense, net	10,237	10,182	10,091	11,340	41,850
Income tax expense (benefit)	129,104	73,153	33,045	62,604	297,906
Depreciation and amortization	38,918	41,415	42,490	42,391	165,214
Minus:
Amortization of capitalized financing costs	864	1,119	930	928	3,841
EBITDA	419,019	260,726	147,746	233,418	1,060,909
Add:
Foreign currency transaction losses (gains)	2,059	12,773	2,134	(235)	16,731
Restructuring charges	4,813	792	—	—	5,605
Minus:
Net income (loss) attributable to noncontrolling interest	135	33	(98)	(360)	(290)
Adjusted EBITDA	$425,756	$274,258	$149,978	$233,543	$1,083,535

EBITDA margins have been calculated using by taking the unaudited EBITDA figures and income statement components, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirteen Weeks Ended
	March 27, 2016	March 29, 2015	March 27, 2016	March 29, 2015
	(In thousands)
Net income from continuing operations	$118,011	$204,193	6.01%	9.95%
Add:
Interest expense, net	11,340	3,365	0.58%	0.16%
Income tax expense (benefit)	62,604	111,494	3.19%	5.43%
Depreciation and amortization	42,391	36,152	2.16%	1.76%
Minus:
Amortization of capitalized financing costs	928	725	0.05%	0.04%
EBITDA	233,418	354,479	11.89%	17.27%
Add:
Foreign currency transaction losses (gains)	(235)	8,974	(0.01)%	0.44%
Restructuring charges	—	—	—%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(360)	(22)	(0.02)%	—%
Adjusted EBITDA	$233,543	$363,475	11.90%	17.71%

Net Revenue:	$1,962,937	$2,052,919	$1,962,937	$2,052,919

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$118,371	$204,215
Loss on early extinguishment of debt	—	68
Foreign currency transaction losses (gains)	(235)	8,974
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	118,136	213,257
Weighted average diluted shares of common stock outstanding	255,147	259,929
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.46	$0.82

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(In thousands, except per share data)
GAAP EPS	$0.46	$0.79
Loss on early extinguishment of debt	—	—
Foreign currency transaction losses (gains)	—	0.03
Adjusted EPS	$0.46	$0.82

Weighted average diluted shares of common stock outstanding	255,147	259,929

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

				Thirteen Weeks Ended
	December 29, 2013	December 28, 2014	December 27, 2015	March 29, 2015	March 27, 2016
	(In thousands)
Long term debt, less current maturities	$501,999	$3,980	$985,509	$1,150,441	$986,400
Add: Current maturities of long term debt and notes payable	410,234	262	28,812	133	21,665
Minus: Cash and cash equivalents	508,206	576,143	439,638	478,037	574,888
Minus: Available-for-sale securities	96,902	—	—	—	—
Net debt (cash position)	$307,125	$(571,901)	$574,683	$672,537	$433,177

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended
	March 27, 2016	March 29, 2015
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,670,281	$1,842,758
Mexico:	292,656	210,161
Total net sales:	$1,962,937	$2,052,919

Sources of cost of sales by country of origin:
US:	$1,453,955	$1,504,207
Mexico:	271,444	171,616
Elimination:	(24)	(24)
Total cost of sales:	$1,725,375	$1,675,799

Sources of gross profit by country of origin:
US:	$216,326	$338,551
Mexico:	21,212	38,545
Elimination:	24	24
Total gross profit:	$237,562	$377,120